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                                                                    EXHIBIT 23.2

              Information Concerning Consent of Arthur Andersen LLP

        We have not been able to obtain, after reasonable efforts, the consent of Arthur Andersen LLP to the inclusion in this report on Form 10-K and incorporation by reference into certain of our registration statements on Form S-8 of their audit report related to the consolidated financial statements of the Company for the year ended December 29, 2001. Therefore, we have included a copy of their previously issued report and have reprinted below their consent, which was filed with the Company's Annual Report on Form 10-K for the year ended December 29, 2001.

        Because we have been unable to obtain the above-referenced consent of Arthur Andersen LLP, we are required to disclose any resulting limitations on recovery by investors. Section 11(a) of the Securities Act of 1933 allows, under certain circumstances, a person acquiring a security to assert a claim against an accountant, among others, who has consented to be named as having prepared any report for use in connection with the registration statement if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Because Arthur Andersen LLP has not consented to being named in this Form 10-K, it will not be liable under Section 11(a) of the Securities Act for any untrue statements or omissions of material fact contained in the financial statements audited by Arthur Andersen LLP.

        THE FOLLOWING CONSENT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN.

                    Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 8, 2002, included in or incorporated by reference into Kadant Inc.'s (formerly named Thermo Fibertek Inc.) Annual Report on Form 10-K for the year ended December 29, 2001, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-67190 on Form S-8, Registration Statement No. 33-67192 on Form S-8, Registration Statement No. 33-67194 on Form S-8, Registration Statement No. 33-67196 on Form S-8, Registration Statement No. 33-83718 on Form S-8, Registration Statement No. 33-80751 on Form S-8, Registration Statement No. 333-80509 on Form S-8, Registration Statement No. 333-48498 on Form S-8, and Registration Statement No. 333-65206 on Form S-8.


                                                    Arthur Andersen LLP


Boston, Massachusetts
March 14, 2002